

                                                                        CINERGY INVESTMENTS, INC.
                                                                       CONSOLIDATING BALANCE SHEET
                                                                            DECEMBER 31, 1996

                                                                              (in thousands)


                                                                                                                       Consolidated
                                                    Cinergy              Cinergy    Cinergy                               Cinergy
                                                   Resources,    CGE   Technology, Cooling     Cinergy                  Investments,
                                                       Inc.    ECK, Inc.   Inc.      Corp.     UK, Inc.    Eliminations  Inc. 2/
                                                   --------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and temporary cash investments ..............    $  545    $ --      $ --      $   --      $    --       $    --       $    682
Accounts receivable - net ........................     6,361      --        --          --           --            --          6,579
Accounts receivable from affiliated
companies ........................................      --        --        --          --           --         (50,960)      19,005
Materials and supplies ...........................      --        --        --          --           --            --              1
Prepayments and other ............................      --        --        --          --           --            --            432
                                                      ------    ------    ------    --------    ---------     ---------     --------
                                                       6,906      --        --          --           --         (50,960)      26,699

OTHER ASSETS
Investment in unconsolidated subsidiary ..........      --        --        --          --        592,660          --        592,660
Investment in consolidated subsidiaries ..........      --        --        --          --           --        (533,985)        --
Other ............................................       123      --       1,107       4,605          424          --          7,391
                                                      ------    ------    ------    --------    ---------     ---------     --------
                                                         123      --       1,107       4,605      593,084      (533,985)     600,051

                                                      $7,029    $ --      $1,107    $  4,605    $ 593,084     $(584,945)    $626,750


CAPITALIZATION AND LIABILITIES
COMMON STOCK EQUITY
Common stock of subsidiaries .........................  $  --     $  --     $  --     $    --     $    --     $     (50)  $    --
Paid-in capital ......................................     --        --        --          --       475,461    (492,030)    515,473
Retained earnings (deficit) ..........................   (1,203)     (500)     (448)       (796)     26,430     (15,421)     15,715
Cumulative foreign currency translation
adjustment ...........................................     --        --        --          --          (131)        131        (131)
                                                        -------   -------   -------   ---------   ---------   ---------   ---------
Total common stock equity ............................   (1,203)     (500)     (448)       (796)    501,760    (507,370)    531,057

LONG-TERM DEBT .......................................     --        --        --          --          --          --          --
                                                        -------   -------   -------   ---------   ---------   ---------   ---------
Total capitalization .................................   (1,203)     (500)     (448)       (796)    501,760    (507,370)    531,057

CURRENT LIABILITIES
Notes payable ........................................     --        --        --          --        27,000        --        27,000
Accounts payable .....................................    6,905      --        --          --          --          --        10,459
Accounts payable to affiliated
companies ............................................    1,707       711     1,649       5,426       1,719     (77,575)       --
Accrued taxes ........................................     (365)     (211)      (94)        (25)     (2,680)       --          (982)
Other ................................................     --        --        --          --        65,355        --        65,355
                                                        -------   -------   -------   ---------   ---------   ---------   ---------
                                                          8,247       500     1,555       5,401      91,394     (77,575)    101,832

OTHER LIABILITIES
Deferred income taxes ................................      (15)     --        --          --           (70)       --        (6,678)
Other ................................................     --        --        --          --          --          --           539
                                                        -------   -------   -------   ---------   ---------   ---------   ---------
                                                            (15)     --        --          --           (70)       --        (6,139)

                                                        $ 7,029   $  --     $ 1,107   $   4,605   $ 593,084   $(584,945)  $ 626,750

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity for 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy Communications, Inc., PSI International, Inc., PSI Power Resource Development, Inc., PSI Power Resource Operations,
    Inc., and PSI Sunnyside, Inc. were all inactive during 1996.

                                                                        CINERGY INVESTMENTS, INC.
                                                                CONSOLIDATING STATEMENT OF INCOME (LOSS)
                                                                  FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                             (in thousands)

                                                                                    Cinergy
                                                          Cinergy       Power       Capital       PSI         PSI
                                                        Investments  Equipment     & Trading   Recycling,  Argentina,    Enertech
                                                            Inc.      Supply Co.      Inc.        Inc.      Inc. 1/  Associates,Inc.
                                                        ----------------------------------------------------------------------------
OTHER INCOME AND EXPENSES - NET
Equity in earnings of unconsolidated
subsidiary ..........................................       $  --         $--         $--         $--          $--          $  --
Equity in earnings of consolidated
subsidiaries ........................................        18,445        --          --          --           --             --
Income taxes ........................................           421        (11)         23          210         (286)         3,422
Other - net .........................................           181         23         (28)        (556)         819         (8,834)
                                                            -------       ----        ----        -----        -----        -------

INCOME (LOSS) BEFORE INTEREST .......................        19,047         12          (5)        (346)         533         (5,412)

INTEREST
Other interest ......................................         1,382        --           37         --              1            944
                                                            -------       ----        ----        -----        -----        -------
                                                              1,382        --           37         --              1            944

NET INCOME (LOSS) ...................................       $17,665       $ 12        $(42)       $(346)       $ 532        $(6,356)

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity in 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy  Communications,  Inc., PSI International,  Inc., PSI Power Resource
    Development,  Inc., PSI Power Resource Operations,  Inc., and PSI Sunnyside,
    Inc. were all inactive during 1996.

                            CINERGY INVESTMENTS, INC.
                    CONSOLIDATING STATEMENT OF INCOME (LOSS)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (Continued)
                                 (in thousands)

                                                                                                                      Consolidated
                                                     Cinergy              Cinergy    Cinergy                             Cinergy
                                                    Resources,   CGE    Technology,  Cooling     Cinergy               Investments,
                                                       Inc.     ECK, Inc.  Inc.        Corp.     UK, Inc.  Eliminations    Inc. 2/
                                                   --------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES - NET
Equity in earnings of unconsolidated
subsidiary .........................................    $--       $--      $--       $  --       $ 25,430     $   --       $ 25,430
Equity in earnings of consolidated
subsidiaries .......................................     --        --       --          --           --        (18,445)        --
Income taxes .......................................      277       14       241         426        2,800         --          7,537
Other - net ........................................     (660)     --       (641)     (1,154)        (826)      (2,318)     (13,994)
                                                        -----     ----     -----     -------     --------     --------     --------

INCOME (LOSS) BEFORE INTEREST ......................     (383)      14      (400)       (728)      27,404      (20,763)      18,973

INTEREST
Other interest .....................................      133       39        48          68          974       (2,318)       1,308
                                                        -----     ----     -----     -------     --------     --------     --------
                                                          133       39        48          68          974       (2,318)       1,308

NET INCOME (LOSS) ..................................    $(516)    $(25)    $(448)    $  (796)    $ 26,430     $(18,445)    $ 17,665

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity in 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy  Communications,  Inc., PSI International,  Inc., PSI Power Resource
    Development,  Inc., PSI Power Resource Operations,  Inc., and PSI Sunnyside,
    Inc. were all inactive during 1996.



                                                                           CINERGY INVESTMENTS
                                                        CONSOLIDATING STATEMENT OF CHANGES IN COMMON STOCK EQUITY


                                                                              (in thousands)


                                                                               Cinergy
                                                     Cinergy        Power      Capital          PSI            PSI        Enertech
                                                   Investments,   Equipment   & Trading      Recycling,     Argentina,   Associates,
                                                       Inc.       Supply Co.     Inc.           Inc.         Inc. 1/        Inc.
                                                   --------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1995 ...............       $  11,447        $4,666       $(485)       $ 1,870        $16,811       $ (8,105)


Paid-in capital ............................         (11,021)         --          --             --             --             --
Contribution from parent
company ....................................         502,076          --          --             --             --             --
Retained earnings (deficit)
Net income (loss) ..........................          17,665            12         (42)          (346)           532         (6,356)
Other ......................................          11,021          --          --             --             --             --
Foreign currency translation
adjustment .................................            (131)         --          --             --             --             --
                                                   ---------        ------       -----        -------        -------       --------

BALANCE AT DECEMBER 31, 1996 ...............       $ 531,057        $4,678       $(527)       $ 1,524        $17,343       $(14,461)

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity for 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy  Communications,  Inc., PSI International,  Inc., PSI Power Resource
    Development,  Inc., PSI Power Resource Operations,  Inc., and PSI Sunnyside,
    Inc. were all inactive during 1996.


                                                                           CINERGY INVESTMENTS
                                                        CONSOLIDATING STATEMENT OF CHANGES IN COMMON STOCK EQUITY

(continued)

                                                                              (in thousands)


                                                                                                                       Consolidated
                                               Cinergy               Cinergy    Cinergy                                   Cinergy
                                              Resources,    CGE     Technology, Cooling    Cinergy                      Investments,
                                                 Inc.     ECK, Inc.     Inc.      Corp.     UK, Inc.     Eliminations     Inc. 2/
                                              -------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995 ............     $  (687)     $(475)     $--        $--        $    --        $ (13,595)     $  11,447


Paid-in capital .........................        --         --         --         --             --             --          (11,021)
Contribution from parent
company .................................        --         --         --         --          475,461       (475,461)       502,076
Retained earnings (deficit)
Net income (loss) .......................        (516)       (25)      (448)      (796)        26,430        (18,445)        17,665
Other ...................................        --         --         --         --             --             --           11,021
Foreign currency translation
adjustment ..............................        --         --         --         --             (131)           131           (131)
                                              -------      -----      -----      -----      ---------      ---------      ---------

BALANCE AT DECEMBER 31, 1996 ............     $(1,203)     $(500)     $(448)     $(796)     $ 501,760      $(507,370)     $ 531,057

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity for 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy  Communications,  Inc., PSI International,  Inc., PSI Power Resource
    Development,  Inc., PSI Power Resource Operations,  Inc., and PSI Sunnyside,
    Inc. were all inactive during 1996.

                                                                        CINERGY INVESTMENTS, INC.
                                                                  CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                   FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                              (in thousands)

                                                                                       Cinergy
                                                               Cinergy       Power     Capital      PSI         PSI       Enertech
                                                            Investments,  Equipment   & Trading, Recycling,  Argentina,  Associates,
                                                                 Inc.      Supply Co.    Inc.       Inc.       Inc. 1/       Inc.
                                                            -----------------------------------------------------------------------

Operating Activities
Net income (loss) ......................................     $  17,665      $    12      $(42)     $(346)     $   532      $ (6,356)
Items providing (using) cash currently:
Deferred income taxes and investment tax
credits - net ..........................................          --             14       --         (73)        --            (952)
Changes in current assets and current
liabilities
Restricted deposits ....................................          --           --         --        --           --            --
Accounts receivable - net ..............................       (45,502)      (1,142)        7       (710)      (1,136)          187
Materials, supplies, and fuel ..........................          --             (1)      --         226         --            --
Accounts payable .......................................        49,014          (76)       72        (66)        (124)        4,149
Accrued taxes and interest .............................        (1,480)       1,193        (9)        (8)         642           906
Other items - net ......................................       (18,300)        --         (28)       977           86        (8,594)
                                                             ---------      -------      ----      -----      -------      --------
Net cash provided by (used in)
operating activities ...................................         1,397         --         --        --           --         (10,660)

Financing Activities
Change in short-term debt ..............................          --           --         --        --           --            --
Capital contribution from parent company ...............       502,076         --         --        --           --            --
                                                             ---------      -------      ----      -----      -------      --------

Net cash provided by financing activities ..............       502,076         --         --        --           --            --

Investing Activities
Construction expenditures ..............................          --           --         --        --           --            --
Investment in Avon Energy Holdings .....................      (503,349)        --         --        --           --            --
                                                             ---------      -------      ----      -----      -------      --------

Net cash used in investing activities ..................      (503,349)        --         --        --           --            --

Net increase (decrease) in cash and
temporary cash investments .............................           124         --         --        --           --         (10,660)

Cash and temporary cash investments at
beginning of period ....................................          --           --         --        --           --          10,673
                                                             ---------      -------      ----      -----      -------      --------

Cash and temporary cash investments at
end of period ..........................................     $     124      $  --        $--       $--        $  --        $     13

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity for 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy Communications, Inc., PSI International, Inc., PSI Power Resource Development, Inc., PSI Power Resource Operations,
    Inc., and PSI Sunnyside, Inc. were all inactive during 1996.

(continued)
                                                                        CINERGY INVESTMENTS, INC.
                                                                  CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                   FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                              (in thousands)

                                                                                                                        Consolidated
                                                        Cinergy             Cinergy   Cinergy                             Cinergy
                                                       Resources,   CGE    Technology Cooling   Cinergy                 Investments,
                                                          Inc.    ECK, Inc.  Inc.      Corp.    UK, Inc.    Eliminations   Inc. 2/
                                                      ----------------------------------------------------------------------------

Operating Activities
Net income (loss) ..................................   $  (516)   $(25)   $  (448)   $  (796)   $  26,430    $ (18,445)   $  17,665
Items providing (using) cash currently:
Deferred income taxes and investment tax
credits - net ......................................        10     --        --         --           --           --         (1,001)
Changes in current assets and current
liabilities
Restricted deposits ................................         5     --        --         --           --           --              5
Accounts receivable - net ..........................    (2,475)    --        --         --           --         50,960          189
Materials, supplies, and fuel ......................      --       --        --         --           --           --            225
Accounts payable ...................................     2,337      27      1,649      5,426        1,719      (77,575)     (13,448)
Accrued taxes and interest .........................      (373)     (2)       (94)       (25)      (2,680)        --         (1,930)
Other items - net ..................................       (96)    --      (1,107)        (5)     (25,854)      18,445      (34,476)
                                                       -------    ----    -------    -------    ---------    ---------    ---------
Net cash provided by (used in)
operating activities ...............................    (1,108)    --        --        4,600         (385)     (26,615)     (32,771)

Financing Activities
Change in short-term debt ..........................      --       --        --         --         27,000         --         27,000
Capital contribution from parent company ...........      --       --        --         --        475,461     (475,461)     502,076
                                                       -------    ----    -------    -------    ---------    ---------    ---------

Net cash provided by financing activities ..........      --       --        --         --        502,461     (475,461)     529,076

Investing Activities
Construction expenditures ..........................      --       --        --       (4,600)        --           --         (4,600)
Investment in Avon Energy Holdings .................      --       --        --         --       (502,076)     502,076     (503,349)
                                                       -------    ----    -------    -------    ---------    ---------    ---------

Net cash used in investing activities ..............      --       --        --       (4,600)    (502,076)     502,076     (507,949)

Net increase (decrease) in cash and
temporary cash investments .........................    (1,108)    --        --         --           --           --        (11,644)

Cash and temporary cash investments at
beginning of period ................................     1,653     --        --         --           --           --         12,326
                                                       -------    ----    -------    -------    ---------    ---------    ---------

Cash and temporary cash investments at
end of period ......................................   $   545    $--     $  --      $  --      $    --      $    --      $     682

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity for 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy  Communications,  Inc., PSI International,  Inc., PSI Power Resource
    Development,  Inc., PSI Power Resource Operations,  Inc., and PSI Sunnyside,
    Inc. were all inactive during 1996.